UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2007

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-0891589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota	55441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 918-8270

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On April 19, 2007, the Board of Directors of The Mosaic Company, pursuant to authorization of its Compensation Committee, approved the offer of severance and change in control agreements (the “Severance and Change in Control Agreements”) to our executive officers, including our Chief Executive Officer and President, our Executive Vice President and Chief Financial Officer, and the other individuals who are “named executive officers” within the meaning of Form 8-K and our proxy statement for our 2006 annual meeting of stockholders. The offers, if accepted, would result in new agreements with those executive officers who do not currently have them, and amend and restate existing agreements with each of our other executive officers.

A copy of the forms of the Severance and Change in Control Agreements are attached as Exhibits 10.iii.a. and 10.iii.b. The following description is qualified in its entirety by reference to the forms of the Severance and Change in Control Agreements.

A Severance and Change in Control Agreement, if accepted by an executive officer, will set forth the terms and conditions upon which the executive officer would be entitled to receive certain benefits upon termination of employment:

•	by us with Cause (as the term “Cause” is described below);

•	by us without Cause;

•	by the covered executive for Good Reason (as the term “Good Reason” is described below);

•	due to the covered executive’s death or disability; or

•	by the covered executive without Good Reason.

General Benefits

In general, upon any termination of employment an executive officer is entitled to amounts earned but that we have not paid.

Benefits Upon Termination by Company Without Cause or by Executive for Good Reason

In addition, in the event of termination by us without Cause or by an executive officer for Good Reason, the executive officer is entitled to:

•	an amount equal to the executive officer’s annual base salary and target bonus under our Management Incentive Plan;

•

if the executive officer was employed by us for three months or more during the fiscal year in which the termination occurs, a pro rata portion of any annual bonus that would have been payable based on actual performance under the Management Incentive Plan;

•

if the executive officer elects to continue group health or dental coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”), reimbursement for a portion of the premiums equal to the amount we would pay if the executive officer were an active employee, for up to twelve months as long as coverage under COBRA is available;

•	compensation for unused vacation; and

•	outplacement services for up to one year (to a maximum of $25,000).

These amounts would be reduced by the amount of other compensation the executive officer receives from us as an employee, independent contractor or consultant during the twelve months following termination of employment, as well as by any compensation under any other severance plan of ours.

Benefits Following Change in Control

In the event of termination by us without Cause or by an executive officer for Good Reason:

•	within two years following a Change in Control (as the term “Change in Control” is described below); or

•

following our entry into a definitive agreement or plan that results in any of the following types of Changes in Control if the Change in Control occurs within six months after the date of termination:

•	an acquisition of 50% or more of the voting power of our outstanding voting stock;

•	a merger, consolidation, sale of substantially all assets or similar business combination; or

•	liquidation or dissolution of The Mosaic Company,

then the executive officer is entitled to the same benefits as discussed under “Benefits Upon Termination by Company Without Cause or by Executive for Good Reason”, except that:

•

our Chief Executive Officer and President would be entitled to three times, and other executive officers would be entitled to two times, annual base salary and target bonus under our Management Incentive Plan; and

•	the period for which we would reimburse the executive officer for group health and dental premiums would be extended from twelve months to eighteen months.

In addition, the Severance and Change in Control Agreements provide for us to “gross-up” the benefits payable to any executive officer in the event of any excise tax imposed by Section 4999 of the Internal Revenue Code on Parachute Payments as defined in Section 280G of the Internal Revenue Code (subject to a de minimis threshold below which the benefits payable to the participant would be reduced to a level necessary to avoid the excise tax).

The Severance and Change in Control Agreements also provide that all options, restricted stock units and other equity awards granted under our Omnibus Stock and Incentive Plan to the executive officer will immediately vest upon a Change in Control.

Description of Key Terms

For purposes of the Severance and Change in Control Agreements, in general:

•	“Cause” means:

•	breach of the severance agreement;

•	gross neglect or willful failure or refusal to perform the executive officer’s duties;

•	personal dishonesty intended to result in substantial personal enrichment at our expense;

•	willful or intentional acts to injure The Mosaic Company;

•	knowing or intentional fraud against us, our customers, suppliers, clients, agents or employees; or

•	conviction of a felony or any crime involving fraud, dishonesty or moral turpitude.

•	“Good Reason” means:

•	a material demotion in status or duties; or

•	a relocation requiring the executive officer to move his or her regular office location by more than 50 miles.

•	A “Change in Control” occurs if:

•	Cargill, Incorporated (“Cargill”) does not retain beneficial ownership of at least 50% of the voting power of our outstanding voting stock and one of the following events also occurs:

•	a majority of our directors are not individuals:

•	for whose election proxies were solicited by our Board of Directors; or

•	who were appointed by the Board to fill vacancies caused by death, resignations or newly-created directorships;

•	50% or more of the voting power of our outstanding voting stock is acquired or beneficially owned by any person, entity or group that is unaffiliated with Cargill; or

•	consummation of a merger or consolidation of The Mosaic Company with or into another entity, a sale of substantially all assets or similar business combination, unless both:

•

the beneficial owners of our voting stock before the business combination own more than 50% of the voting stock of the surviving or acquiring entity in substantially the same proportions as before the business combination; and

•	no person, entity or group that is unaffiliated with Cargill owns more than 50% of the voting stock of the surviving or acquiring entity;

•	Cargill or its subsidiaries or affiliates acquire additional shares of our voting stock such that they own 90% or more of the voting power of our outstanding voting stock; or

•	our stockholders approve a definitive agreement or plan to liquidate or dissolve The Mosaic Company.

Obligations of the Executive Officers

The Severance and Change in Control Agreements require the executive officers to:

•

furnish notice of Good Reason for termination by the executive officer and an opportunity for us to cure the Good Reason within 30 days, and continue to perform the executive officer’s duties during the cure period;

•	furnish at least 30 days advance notice of a termination of employment without Good Reason and continue to perform the executive officer’s duties during the notice period;

•

furnish us with a general release of claims the executive officer may have against us in order to obtain benefits as a result of termination by us without Cause or by the executive officer with Good Reason; and

•	cooperate with the transition of the executive officer’s duties and responsibilities.

The Severance and Change in Control Agreements prohibit the executive officers from:

•	disclosing confidential information; and

•	for a period of 12 months following termination of employment:

•	soliciting our customers, dealers, employees, vendors and suppliers, or interfering with our business relationships; or

•	competing with us.

Duration of Severance and Change in Control Agreements

A Severance and Change in Control Agreement will have a three year term unless renewed by us and the executive officer, except that following a Change in Control the term will extend to at least the second anniversary of the Change in Control.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Reference is made to the Exhibit Index hereto with respect to the exhibit furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: April 25, 2007	By:	/s/ Richard L. Mack
	Name:	Richard L. Mack
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.iii.a.	Form of Severance and Change in Control Agreement

10.iii.b.	Form of Amended and Restated Severance and Change in Control Agreement